                                                                     Exhibit 4.6

BANC OF AMERICA SECURITIES LLC

                     $100,000,000 AGGREGATE PRINCIPAL AMOUNT

                          SIERRA HEALTH SERVICES, INC.

                   2.25% SENIOR CONVERTIBLE SENIOR DEBENTURES

                                    DUE 2023

                      Resale Registration Rights Agreement

                               dated March 3, 2003

                                                                                                                                      1

     RESALE  REGISTRATION  RIGHTS AGREEMENT,  dated as of March 3, 2003, between
Sierra Health Services,  Inc., a Nevada corporation (together with any successor entity,  herein referred to as the "Company") and Banc of America Securities LLC
as representative of the several initial  purchasers (the "Initial  Purchasers")
under the Purchase Agreement (as defined below).

     Pursuant to the Purchase Agreement,  dated as of February 25, 2003, between the Company and Banc of America  Securities LLC as representative of the Initial
Purchasers  (the "Purchase  Agreement"),  the Initial  Purchasers have agreed to purchase from the Company  $100,000,000  ($115,000,000 if the Initial Purchasers
exercise  their  option in full)  aggregate  principal  amount  of 2.25%  Senior
Convertible Senior Debentures due 2023 (the  "Debentures").  The Debentures will be convertible  into fully paid,  nonassessable  shares of the Company's  common stock,  par value $0.005 per share,  together with the Rights  evidenced by such common  stock to the  extent  provided  in the  Rights  Agreement  (the  "Common
Stock").  The Debentures  will be  convertible on the terms,  and subject to the conditions,  set forth in the  Indenture  (as  defined  herein).  To induce  the
Initial Purchasers to purchase the Debentures, the Company has agreed to provide the registration  rights set forth in this Agreement pursuant to Section 5(g) of the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement without definition shall have their  respective  meanings set forth in the Purchase  Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Affiliate" of any specified person means any other person which,  directly or  indirectly,  is in control of, is controlled  by, or is under common control with,  such  specified  person.  For purposes of this  definition,  control of a person means the power, direct or indirect,  to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and
the terms  "controlling"  and  "controlled"  have  meanings  correlative  to the foregoing.

     "Agreement" means this Resale Registration Rights Agreement.

     "Amendment  Effectiveness  Deadline  Date"  has the  meaning  set  forth in
Section 2(e) hereof.

     "Blue Sky Application" has the meaning set forth in Section 6(a)(i) hereof.

     "Business Day" has the meaning set forth in the Indenture.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" has the meaning set forth in the preamble hereto.

     "Company" has the meaning set forth in the preamble hereto.

     "Debentures" has the meaning set forth in the preamble hereto.

     "Effectiveness  Period"  has the  meaning  set forth in  Section  2(a)(iii)
hereof.

     "Effectiveness  Target Date" has the meaning set forth in Section  2(a)(ii)
hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder"  means any Person who owns,  beneficially  or otherwise,  Transfer
Restricted Securities.

     "Indemnified Holder" has the meaning set forth in Section 6(a) hereof.

     "Indenture"  means the  Indenture,  dated as of March 3, 2003  between  the
Company  and Wells  Fargo Bank  Minnesota,  N.A.,  as trustee  (the  "Trustee"), pursuant to which the Debentures are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Initial Purchasers" has the meaning set forth in the preamble hereto.

     "Liquidated Damages" has the meaning set forth in Section 3(a) hereof.

     "Liquidated Damages Payment Date" means each February 15 and November 15.

     "Majority  of Holders"  means  Holders  holding  over 50% of the  aggregate principal  amount of Debentures  outstanding;  provided that, for the purpose of this definition,  a holder of shares of Common Stock which  constitute  Transfer
Restricted  Securities and issued upon  conversion,  repurchase or redemption of the Debentures shall be deemed to hold an aggregate principal amount at maturity of  Debentures  (in addition to the  principal  amount at maturity of Debentures held by such  holder)  equal to the quotient of (x) the number of such shares of
Common  Stock held by such holder and (y) the  conversion  rate in effect at the time of such  conversion,  repurchase  or redemption as determined in accordance with the Indenture.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Notice  and  Questionnaire"   means  a  written  notice  executed  by  the
respective  Holder and  delivered to the Company  containing  substantially  the information  called for by the Selling  Securityholder  Notice and Questionnaire
attached as Annex A to the Offering  Memorandum of the Company  issued  February
25, 2003 relating to the Debentures.

     "Notice Holder" has the meaning set forth in Section 2(b) hereof.

     "Person"  means  any   individual,   partnership,   corporation,   company,
unincorporated  organization,  trust, joint venture or a government or agency or political subdivision thereof.

     "Purchase Agreement" has the meaning set forth in the preamble hereto.

     "Prospectus"  means  the  prospectus   included  in  a  Shelf  Registration
Statement,  as amended or supplemented  by any prospectus  supplement and by all other amendments thereto,  including post-effective amendments, and all material incorporated by reference into such prospectus.

     "Record Holder" means, with respect to any Liquidated Damages Payment Date, each Person who is a Holder on the 15th day  preceding  the relevant  Liquidated
Damages  Payment  Date. In the case of a Holder of shares of Common Stock issued upon  conversion,  repurchase or redemption of the  Debentures,  "Record Holder"
shall  mean  each  Person  who is a Holder  of  shares  of  Common  Stock  which constitute Transfer Restricted Securities on the 15th day preceding the relevant
Liquidated Damages Payment Date.

     "Registration Default" has the meaning set forth in Section 3(a) hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf  Filing  Deadline"  has the  meaning  set forth in  Section  2(a)(i)
hereof.

     "Shelf Registration Statement" has the meaning set forth in Section 2(a)(i)
hereof.

     "Subsequent  Shelf  Registration  Statement"  has the  meaning set forth in
Section 2(c) hereof.

     "Suspension Notice" has the meaning set forth in Section 4(c) hereof.

     "Suspension Period" has the meaning set forth in Section 4(c) hereof.

     "TIA" means the Trust Indenture Act of 1939, as amended,  and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

     "Transfer  Restricted  Securities"  means each  Debenture and each share of
Common  Stock issued upon  conversion  or  repurchase  of  Debentures  until the earlier of:

          (i) the date on which such  Debenture  or such  share of Common  Stock issued upon conversion or repurchase of such Debenture has been effectively registered  under the Securities Act and disposed of in accordance with the
     Shelf Registration Statement;

          (ii) the date on which such  Debenture  or such share of Common  Stock issued upon  conversion or repurchase of such  Debenture is  transferred in compliance  with  Rule  144  under  the  Securities  Act or may be  sold or transferred by a person who is not an affiliate of the Company  pursuant to
     Rule 144(k) under the Securities  Act (or any other similar  provision then in force); or

          (iii) the date on which such  Debenture  or such share of Common Stock issued  upon  conversion  or  repurchase  of such  Debenture  ceases  to be
     outstanding   (whether   as  a  result  of   redemption,   repurchase   and
     cancellation, conversion or otherwise).

     "Underwritten Registration" means a registration in which Debentures of the
Company are sold to an underwriter for reoffering to the public.

     Unless the context  otherwise  requires,  the singular includes the plural, and words in the plural include the singular.

     2. Shelf Registration.

          (a) The Company shall:

               (i) not later  than 90 days  after the date  hereof  (the  "Shelf
          Filing Deadline"), cause to be filed a registration statement pursuant to  Rule  415  under  the  Securities  Act  (the  "Shelf  Registration
          Statement"),  which Shelf  Registration  Statement  shall  provide for resales of all  Transfer  Restricted  Securities  held by Holders that have  provided  the  information  required  pursuant  to the  terms of
          Section 2(b) hereof;

               (ii)  use its  best  efforts  to  cause  the  Shelf  Registration
          Statement to be declared  effective by the  Commission  not later than
          180 days after the date hereof (the "Effectiveness Target Date"); and

               (iii)  use its  best  efforts  to  keep  the  Shelf  Registration
          Statement continuously effective, supplemented and amended as required by the  provisions  of Section 4(b) hereof to the extent  necessary to ensure that (A) it is available for resales by the Holders of Transfer
          Restricted  Securities entitled,  pursuant to Section 2(b) and Section
          2(e) hereof,  to the benefit of this  Agreement  and (B) conforms with the  requirements  of this  Agreement and the  Securities  Act and the rules and  regulations  of the  Commission  promulgated  thereunder as announced from time to time, for a period (the "Effectiveness Period")
          beginning on the date the Registration Statement is declared effective by the Commission and ending on the earliest to occur of:

                    (1) two years  following the last date of original  issuance of any of the Debentures;

                    (2)  the  date  when  all  Holders  of  Transfer  Restricted
               Securities who are not affiliates of the Company are able to sell all such Transfer Restricted  Securities  immediately pursuant to
               Rule  144(k)  under  the  Securities  Act (or any  other  similar provision then in force); or

                    (3) the date when all of the Transfer Restricted  Securities of those  Holders  that  complete  and  deliver  the  Notice  and
               Questionnaire  in a timely manner are registered  under the Shelf
               Registration  Statement  and disposed of in  accordance  with the
               Shelf Registration Statement.

          (b) The Company shall  furnish a written  notice to each Holder of the
     Transfer Restricted  Securities at least 20 business days before filing the
     Shelf  Registration  Statement  and  inform  each  Holder  that to have its
     Transfer Restricted Securities included in the Shelf Registration Statement it must deliver a completed Notice and Questionnaire to the Company. At the time the Shelf Registration  Statement is declared  effective,  each Holder that has delivered a completed  Notice and  Questionnaire to the Company (a
     "Notice  Holder") on or prior to the date ten (10)  Business  Days prior to such time of effectiveness  shall be named as a selling  securityholder  in the Shelf  Registration  Statement  and the  related  Prospectus  in such a manner as to permit such Holder to deliver such Prospectus to purchasers of
     Transfer  Restricted  Securities in accordance with applicable law. None of
     the  Company's   securityholders   (other  than  the  Holders  of  Transfer
     Restricted Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

          (c) If the  Shelf  Registration  Statement  or  any  Subsequent  Shelf
     Registration  Statement  ceases to be effective  for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted
     Securities registered thereunder shall have been resold pursuant thereto or shall have  otherwise  ceased to be Transfer  Restricted  Securities),  the
     Company  shall use its best efforts to obtain the prompt  withdrawal of any order suspending the effectiveness  thereof,  and in any event shall within thirty  (30)  days of such  cessation  of  effectiveness  amend  the  Shelf
     Registration  Statement  in a manner  reasonably  expected  to  obtain  the withdrawal of the order suspending the  effectiveness  thereof,  or file an additional Shelf Registration Statement covering all of the securities that as of the  date of such  filing  are  Transfer  Restricted  Securities  ( a
     "Subsequent  Shelf   Registration   Statement").   If  a  Subsequent  Shelf
     Registration  Statement is filed, the Company shall use its best efforts to cause the Subsequent  Shelf  Registration  Statement to become effective as promptly as is practicable  after such filing and to keep such Registration
     Statement  (or  subsequent  Shelf  Registration   Statement)   continuously
     effective until the end of the Effectiveness Period.

          (d) The  Company  shall  supplement  and amend the Shelf  Registration
     Statement if required by the rules,  regulations or instructions applicable to the  registration  form used by the Company for such Shelf  Registration
     Statement,  if required by the Securities Act or as reasonably requested by the  Initial  Purchasers  or by the Trustee on behalf of the Holders of the
     Transfer   Restricted   Securities   covered  by  such  Shelf  Registration
     Statement.

          (e) Each Holder  agrees that if such  Holder  wishes to sell  Transfer
     Restricted  Securities  pursuant  to a  Shelf  Registration  Statement  and related  Prospectus,  it will do so only in  accordance  with this  Section
     2(e), and the procedures set forth in Section 4 hereof. Each Holder wishing to sell Transfer  Restricted  Securities  pursuant to a Shelf  Registration
     Statement   and  related   Prospectus   agrees  to  deliver  a  Notice  and
     Questionnaire  to the Company at least three (3) Business Days prior to any intended  distribution of Transfer  Restricted  Securities  under the Shelf
     Registration  Statement.  From and after  the date the  Shelf  Registration
     Statement  is  declared   effective  the  Company  shall,  as  promptly  as
     practicable after the date a Notice and Questionnaire is delivered,  and in any event upon the later of (x) twenty (20)  Business  Days after such date
     (but no earlier than twenty (20) Business Days after  effectiveness) or (y)
     twenty (20) Business Days after the expiration of any Suspension  Period in effect when the Notice and  Questionnaire  is  delivered or put into effect within twenty (20) Business Days of such delivery date:

               (i)  if  required  by  applicable   law,  file  with  the  SEC  a
          post-effective  amendment  to  the  Shelf  Registration  Statement  or prepare and, if required by  applicable  law, file a supplement to the related  Prospectus  or a  supplement  or  amendment  to any  document incorporated  therein by reference or file any other required document so that the Holder  delivering such Notice and  Questionnaire is named as a selling  securityholder in the Shelf  Registration  Statement and the  related  Prospectus  in such a manner as to permit such Holder to deliver such  Prospectus  to  purchasers  of the  Transfer  Restricted
          Securities in accordance with applicable law and, if the Company shall file a post-effective  amendment to the Shelf Registration  Statement, use its best  efforts to cause  such  post-effective  amendment  to be declared  effective  under  the  Securities  Act  as  promptly  as  is
          practicable,   but  in  any   event  by  the  date   (the   "Amendment
          Effectiveness  Deadline  Date") that is forty-five (45) days after the date such  post-effective  amendment  is required by this clause to be filed;

               (ii) provide such Holder copies of any documents  filed  pursuant to Section 2(e)(i); and

               (iii)  notify such Holder as  promptly as  practicable  after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);

provided that if such Notice and  Questionnaire is delivered during a Suspension
Period,  the  Company  shall so inform the  Holder  delivering  such  Notice and
Questionnaire  and shall take the  actions  set forth in clauses  (i),  (ii) and
(iii) above upon expiration of the Suspension  Period in accordance with Section
4(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling  securityholder in any Registration  Statement or related Prospectus and
(ii) the  Amendment  Effectiveness  Deadline Date shall be extended by up to ten
(10) Business Days from the  expiration of a Suspension  Period (and the Company shall incur no obligation to pay Liquidated  Damages  during such  extension) if such  Suspension  Period  shall  be in  effect  on the  Amendment  Effectiveness
Deadline Date.

     3. Liquidated Damages.

          (a) If:

               (i) the  Shelf  Registration  Statement  is not  filed  with  the
          Commission prior to or on the Shelf Filing Deadline;

               (ii) the  Shelf  Registration  Statement  has not  been  declared effective by the Commission  prior to or on the  Effectiveness  Target
          Date;

               (iii) the Company has failed to perform its obligations set forth in Section 2(e) within the time period required therein;

               (iv) any  post-effective  amendment to a Shelf Registration filed pursuant  to  Section  2(e)(i)  has not  become  effective  under  the
          Securities  Act on or prior to the  Amendment  Effectiveness  Deadline
          Date;

               (v) except as  provided  in  Section  4(b)(i)  hereof,  the Shelf
          Registration Statement is filed and declared effective but, during the
          Effectiveness  Period,  shall thereafter cease to be effective or fail to be usable for its intended  purpose without being succeeded  within five  Business  Days  by  a  post-effective  amendment  to  the  Shelf
          Registration  Statement,  a supplement  to the  Prospectus or a report filed with the  Commission  pursuant to Section  13(a),  13(c),  14 or
          15(d) of the  Exchange Act that cures such failure and, in the case of a post-effective  amendment, is itself immediately declared effective;
          or

               (vi) (A) prior to or on the 45th or 60th day, as the case may be, of any Suspension  Period,  such suspension has not been terminated or
          (B)  Suspension  Periods exceed an aggregate of 90 days in any 360 day period,

(each  such  event  referred  to  in  foregoing  clauses  (i)  through  (vi),  a
"Registration  Default"), the Company hereby agrees to pay interest ("Liquidated
Damages") with respect to the Transfer Restricted  Securities from and including the day following the  Registration  Default to but excluding the earlier of (1)
the day on which the  Registration  Default  has been cured and (2) the date the
Shelf  Registration  Statement  is no  longer  required  to be  kept  effective, accruing at a rate:

                    (A)  in  respect  of  the  Debentures,  to  each  holder  of
               Debentures who has delivered a completed Notice and Questionnaire to the  Company,  (x) with  respect  to the first  90-day  period during which a  Registration  Default  shall have occurred and be continuing, equal to 0.25% per annum of the aggregate issue price of the Debentures,  and (y) with respect to the period commencing on the 91st day following the day the Registration  Default shall have occurred and be continuing,  equal to 0.50% per annum of the aggregate  issue  price of the  Debentures;  provided  that in no event  shall  Liquidated  Damages  accrue  at  a  rate  per  year exceeding  0.50% of the aggregate  issue price of the Debentures;
               and

                    (B) in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon  conversion  of  Debentures who has  delivered a completed  Notice and  Questionnaire  to the
               Company,  (x) with respect to the first 90-day  period in which a
               Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate issue price of each Debenture converted, and (y) with respect to the period commencing the 91st day  following  the  day  the  Registration  Default  shall  have occurred  and be  continuing,  equal  to 0.50%  per  annum of the aggregate issue price of each Debenture converted;  provided that in no event shall  Liquidated  Damages  accrue at a rate per year exceeding  0.50% of the  aggregate  issue price of the  converted
               Debentures.

          (b) All accrued  Liquidated Damages shall be paid in arrears to Record
     Holders by the Company on each  Liquidated  Damages  Payment Date. Upon the cure of all Registration  Defaults relating to any particular  Debenture or share of Common Stock,  the accrual of  Liquidated  Damages with respect to such Debenture or share of Common Stock will cease.

          All  obligations  of the Company set forth in this  Section 3 that are outstanding  with respect to any Transfer  Restricted  Security at the time such security  ceases to be a Transfer  Restricted  Security  shall survive until  such time as all such  obligations  with  respect  to such  Transfer
     Restricted Security shall have been satisfied in full.

          The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted  Securities for each
     Registration Default.

          4. Registration Procedures.

               (a) In  connection  with the Shelf  Registration  Statement,  the
          Company  shall comply with all the  provisions  of Section 4(b) hereof and shall use its best efforts to effect such  registration  to permit the sale of the Transfer Restricted Securities,  and pursuant thereto,
          shall  as   expeditiously  as  possible  prepare  and  file  with  the
          Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

               (b) In connection with the Shelf  Registration  Statement and any
          Prospectus  required by this Agreement to permit the sale or resale of
          Transfer Restricted Securities, the Company shall:

                    (i) Subject to any notice by the Company in accordance  with this  Section  4(b) of the  existence of any fact or event of the kind described in Section  4(b)(iii)(D),  use its best efforts to keep the  Shelf  Registration  Statement  continuously  effective during the Effectiveness Period; upon the occurrence of any event
               that  would  cause  the  Shelf  Registration   Statement  or  the
               Prospectus   contained   therein   (A)  to   contain  a  material
               misstatement  or omission or (B) not to be  effective  and usable
               for  resale  of  Transfer   Restricted   Securities   during  the
               Effectiveness   Period,   the  Company  shall  file  promptly  an
               appropriate  amendment  to the Shelf  Registration  Statement,  a
               supplement  to  the   Prospectus  or  a  report  filed  with  the
               Commission  pursuant to Section 13(a),  13(c), 14 or 15(d) of the
               Exchange  Act,  in the case of clause  (A),  correcting  any such misstatement  or omission,  and, in the case of either clause (A)
               or (B),  use its best  efforts  to  cause  such  amendment  to be declared effective and the Shelf  Registration  Statement and the related  Prospectus to become usable for their intended  purposes as soon as practicable thereafter. Notwithstanding the foregoing,
               the  Company  may   suspend  the   effectiveness   of  the  Shelf
               Registration Statement by written notice to the Holders for up to two periods not to exceed an  aggregate  of 45 days in any 90-day period (each such period, a "Suspension Period") if:

                    (x) an event occurs and is  continuing  as a result of which the Shelf Registration Statement,  the Prospectus,  any amendment or supplement thereto, or any document  incorporated by reference therein  would,  in the  Company's  judgment,  contain  an untrue statement  of a material  fact or omit to state a  material  fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) the Company determines in good faith that the disclosure of such event at such time would be seriously  detrimental to the
               Company and its subsidiaries;

provided that, in the event the disclosure  relates to a previously  undisclosed proposed or pending material business  transaction,  the disclosure of which the
Company  determines  in good  faith  would be  reasonably  likely to impede  the
Company's  ability to  consummate  such  transaction,  the  Company may extend a
Suspension Period from 45 days to 60 days;  provided,  however,  that Suspension
Periods  shall not exceed an  aggregate  of 90 days in any 360-day  period.  The
Company  shall not be required  to specify in the written  notice to the Holders the nature of the event giving rise to the Suspension Period.

                    (ii) Prepare and file with the  Commission  such  amendments and post-effective amendments to the Shelf Registration Statement as may be  necessary  to keep the  Shelf  Registration  Statement effective during the Effectiveness  Period;  cause the Prospectus to be supplemented by any required Prospectus supplement,  and as so  supplemented  to be  filed  pursuant  to Rule 424  under  the
               Securities   Act,  and  to  comply  fully  with  the   applicable
               provisions  of Rules 424 and 430A under the  Securities  Act in a timely  manner;  and comply with the provisions of the Securities
               Act with respect to the disposition of all Debentures  covered by the Shelf Registration  Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                    (iii) Advise the selling Holders  promptly and, if requested by such  selling  Holders,  to  confirm  such  advice in  writing
               (subject to Section 4(c)):

                         (A) when the Prospectus or any Prospectus supplement or
                    post-effective  amendment has been filed,  and, with respect to the Shelf  Registration  Statement or any  post-effective amendment thereto, when the same has become effective,

                         (B) of any request by the  Commission for amendments to
                    the  Shelf   Registration   Statement   or   amendments   or
                    supplements to the Prospectus or for additional  information relating thereto,

                         (C) of the issuance by the Commission of any stop order
                    suspending  the  effectiveness  of  the  Shelf  Registration
                    Statement  under the  Securities Act or of the suspension by any state securities  commission of the qualification of the
                    Transfer  Restricted  Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                         (D) of the  existence  of any fact or the  happening of
                    any event,  during the Effectiveness  Period, that makes any statement of a material fact made in the Shelf  Registration
                    Statement,  the  Prospectus,  any  amendment  or  supplement thereto,  or any document  incorporated by reference therein untrue,  or that  requires the making of any additions to or
                    changes  in  the  Shelf   Registration   Statement   or  the
                    Prospectus  in  order  to make the  statements  therein  not misleading.

     If at any time the  Commission  shall issue any stop order  suspending  the effectiveness of the Shelf Registration  Statement, or any state securities commission or other  regulatory  authority shall issue an order  suspending
     the   qualification  or  exemption  from   qualification  of  the  Transfer
     Restricted  Securities under state securities or Blue Sky laws, the Company shall use its best  efforts  to obtain  the  withdrawal  or lifting of such order at the earliest  possible time and will provide to each Holder who is named in the Shelf  Registration  Statement prompt notice of the withdrawal of any such order.

               (iv) Make available at reasonable  times for inspection by one or more representatives of the selling Holders,  designated in writing by a  Majority  of  Holders  whose  Transfer  Restricted  Securities  are included  in the Shelf  Registration  Statement,  and any  attorney or accountant  retained by such selling Holders,  all financial and other records,  pertinent  corporate documents and properties of the Company as  shall  be  reasonably  necessary  to  enable  them  to  conduct  a reasonable  investigation  within  the  meaning  of  Section 11 of the
          Securities Act, and cause the Company's officers,  directors, managers and employees to supply all  information  reasonably  requested by any
          such   representative  or  representatives  of  the  selling  Holders, attorney or  accountant in connection  therewith;  provided,  however, that the Company shall have no obligation  to deliver  information  to any selling Holder or representative pursuant to this Section 4(b)(iv)
          unless such selling Holder or  representative  shall have executed and delivered a  confidentiality  agreement  in a form  acceptable  to the
          Company relating to such information.

               (v) If requested by any selling Holders,  promptly incorporate in
          the  Shelf  Registration  Statement  or  Prospectus,   pursuant  to  a
          supplement or post-effective amendment if necessary,  such information as such  selling  Holders  may  reasonably  request  to have  included therein,  including,  without limitation,  information relating to the
          "Plan of Distribution" of the Transfer Restricted Securities.

               (vi) Furnish to each selling Holder upon their  request,  without charge,  at least one copy of the  Shelf  Registration  Statement,  as first filed with the  Commission,  and of each amendment  thereto (and any documents  incorporated by reference  therein or exhibits  thereto
          (or  exhibits  incorporated  in such  exhibits by  reference)  as such
          Person may request).

               (vii) Deliver to each selling  Holder,  without  charge,  as many copies of the Prospectus  (including each preliminary  Prospectus) and any amendment or  supplement  thereto as such Persons  reasonably  may request;  subject to  delivery  and  continuing  effectiveness  of any
          Suspension  Notice  delivered  pursuant to Section  4(c),  the Company hereby  consents to the use of the  Prospectus  and any  amendment  or supplement  thereto by each of the selling  Holders in connection with the  offering  and the  sale  of the  Transfer  Restricted  Securities covered by the Prospectus or any amendment or supplement thereto.

               (viii)  Before  any  public   offering  of  Transfer   Restricted
          Securities,  cooperate  with the selling  Holders and their counsel in connection with the  registration  and  qualification  of the Transfer
          Restricted  Securities  under the  securities or Blue Sky laws of such jurisdictions  in  the  United  States  as  the  selling  Holders  may reasonably  request and do any and all other acts or things  necessary or advisable to enable the  disposition in such  jurisdictions  of the
          Transfer  Restricted  Securities  covered  by the  Shelf  Registration
          Statement;  provided,  however, that the Company shall not be required
          (A) to  register  or qualify as a foreign  corporation  or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any  jurisdiction  where it is not now so  subject  or (B) to  subject  itself  to  general  or unlimited  service of process or to taxation in any such  jurisdiction if they are not now so subject.

               (ix) Cooperate with the selling  Holders to facilitate the timely
          preparation  and  delivery  of  certificates   representing   Transfer
          Restricted  Securities  to be sold  and not  bearing  any  restrictive legends (unless  required by applicable  securities  laws); and enable such Transfer  Restricted  Securities to be in such  denominations and registered  in such  names as the  Holders  may  request  at least two
          Business Days before any sale of Transfer Restricted Securities.

               (x) Use  its  best  efforts  to  cause  the  Transfer  Restricted
          Securities  covered  by  the  Shelf   Registration   Statement  to  be
          registered with or approved by such other U.S.  governmental  agencies or  authorities  as may be  necessary  to enable the seller or sellers thereof to consummate  the  disposition  of such  Transfer  Restricted
          Securities.

               (xi)  Subject to  Section  4(b)(i)  hereof,  if any fact or event contemplated  by  Section  4(b)(iii)(D)  hereof  shall  exist  or have
          occurred,   use  its  best   efforts  to  prepare  a   supplement   or
          post-effective  amendment  to  the  Shelf  Registration  Statement  or related Prospectus or any document  incorporated  therein by reference or file any other required  document so that, as thereafter  delivered to the purchasers of Transfer  Restricted  Securities,  the Prospectus
          will not  contain an untrue  statement  of a material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances in which they are made, not misleading.

               (xii)  Provide   CUSIP   numbers  for  all  Transfer   Restricted
          Securities not later than the effective date of the Shelf Registration
          Statement   and  provide  the  Trustee   under  the   Indenture   with
          certificates  for  the  Debentures  that  are in a form  eligible  for deposit with The Depository Trust Company.

               (xiii)  Cooperate  and assist in any filings  required to be made
          with  the  NASD  and  in  the   performance   of  any  due   diligence
          investigation  by any  underwriter  that is required to be retained in accordance with the rules and regulations of the NASD.

               (xiv)   Otherwise  use  its  best  efforts  to  comply  with  all
          applicable  rules and  regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xv) Cause the Indenture to be qualified  under the TIA not later than the effective date of the Shelf  Registration  Statement required by this Agreement,  and, in connection  therewith,  cooperate with the
          Trustee and the holders of  Debentures  to effect such  changes to the
          Indenture as may be required for such  Indenture to be so qualified in accordance  with the terms of the TIA;  and  execute  and use its best efforts to cause the Trustee  thereunder to execute all documents that may be  required  to  effect  such  changes  and all  other  forms and documents  required  to be filed with the  Commission  to enable  such
          Indenture to be so qualified in a timely manner.

               (xvi) Cause all Common  Stock  covered by the Shelf  Registration
          Statement  to be  listed  or  quoted,  as the  case  may  be,  on each securities  exchange or  automated  quotation  system on which  Common
          Stock is then listed or quoted.

               (xvii) Provide to each Holder upon written  request each document filed with the Commission  pursuant to the  requirements of Section 13 and Section 15 of the  Exchange  Act after the  effective  date of the
          Shelf  Registration  Statement,  unless  such  document  is  available through the Commission's EDGAR system.

          (c)  Each  Holder  agrees  by  acquisition  of a  Transfer  Restricted
     Security that, upon receipt of any notice (a "Suspension  Notice") from the
     Company  of the  existence  of any fact of the kind  described  in  Section
     4(b)(iii)(D) hereof, such Holder will forthwith discontinue  disposition of
     Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

               (i) such  Holder  has  received  copies  of the  supplemented  or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

               (ii) such  Holder is advised in writing by the  Company  that the use of the Prospectus may be resumed,  and has received  copies of any additional or supplemental  filings that are incorporated by reference in the Prospectus.

     If so directed by the Company,  each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in
     such  Holder's  possession,   of  the  Prospectus  covering  such  Transfer
     Restricted  Securities  that was  current  at the time of  receipt  of such notice of suspension.

          (d) Each  Holder  agrees by  acquisition  of the  Transfer  Restricted
     Securities,  that no Holder shall be entitled to sell any of such  Transfer
     Restricted Securities pursuant to a Registration Statement, or to receive a
     Prospectus  relating thereto,  unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof
     (including  the  information  required  to be  included  in such Notice and
     Questionnaire)  and the  information  set forth in the next sentence.  Each
     Notice  Holder  agrees  promptly to furnish to the Company all  information required  to be  disclosed  in  order to make  the  information  previously furnished to the Company by such Notice Holder not misleading and any other information  regarding  such  Notice  Holder and the  distribution  of such
     Transfer  Restricted  Securities  as the  Company  may  from  time  to time reasonably  request  in  writing.  Any  sale  of  any  Transfer  Restricted
     Securities by any Holder shall constitute a representation  and warranty by such  Holder that the  information  relating to such Holder and its plan of distribution is as set forth in the Prospectus  delivered by such Holder in connection with such  disposition,  that such Prospectus does not as of the time of such sale contain any untrue  statement of a material fact relating to or  provided by such  Holder to its plan of  distribution  and that such
     Prospectus  does not as of the time of such sale omit to state any material fact  relating to or  provided  by such Holder or its plan of  distribution necessary to make the  statements in such  Prospectus,  in the light of the circumstances under which they were made not misleading.

     5. Registration Expenses.

     All expenses  incident to the Company's  performance of or compliance  with this  Agreement  shall be borne by the  Company  regardless  of  whether a Shelf
Registration Statement becomes effective, including, without limitation:

               (i) all  registration  and filing  fees and  expenses  (including filings made with the NASD);

               (ii) all fees and expenses of compliance with federal  securities and state Blue Sky or securities laws;

               (iii)  all   expenses   of   printing   (including   printing  of
          Prospectuses  and  certificates for the Common Stock to be issued upon conversion of the Debentures) and the Company's expenses for messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel to the Company;

               (v) all  application  and filing fees in connection  with listing
          (or  authorizing  for  quotation)  the  Common  Stock  on  a  national securities  exchange or  automated  quotation  system  pursuant to the requirements hereof; and

               (vi) all fees and  disbursements of independent  certified public accountants of the Company.

          The  Company  shall bear its  internal  expenses  (including,  without limitation,  all  salaries and  expenses of their  officers  and  employees performing legal,  accounting or other duties),  the expenses of any annual audit and the fees and expenses of any Person,  including  special experts, retained by the Company.

          6. Indemnification And Contribution.

               (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities by the Shelf Registration  Statement
          (including  each Initial  Purchaser),  its  directors,  officers,  and employees and each person, if any, who controls any such Holder within the  meaning of the  Securities  Act or the  Exchange  Act  (each,  an
          "Indemnified Holder"),  against any loss, claim, damage,  liability or
          expense,   joint  or  several,   or  any  action  in  respect  thereof
          (including,  but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities),  to which such Indemnified Holder may become subject,  insofar as any such loss,  claim,  damage,  liability or action arises out of, or is based upon:

                    (i) any untrue  statement or alleged  untrue  statement of a material fact contained in (A) the Shelf  Registration  Statement
               as  originally  filed  or  in  any  amendment  thereof,   in  any
               Prospectus,  or in any amendment or supplement thereto or (B) any blue  sky  application  or other  document  or any  amendment  or supplement  thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky  application or other document
               or   amendment   on   supplement)   filed  in  any   jurisdiction
               specifically  for the  purpose  of  qualifying  any or all of the
               Transfer  Restricted  Securities  under the securities law of any state or other  jurisdiction  (such application or document being hereinafter called a "Blue Sky Application"); or

                    (ii) the omission or alleged  omission to state  therein any material fact required to be stated  therein or necessary to make the statements  therein,  in the light of the circumstances under which they were made, not misleading,

and agrees to reimburse  each  Indemnified  Holder  promptly upon demand for any legal or other  expenses  reasonably  incurred  by such  Indemnified  Holder  in connection with investigating,  defending, settling,  compromising or paying any such loss, claim, damage, liability,  expense or action; provided, however, that the  Company  shall not be liable in any such case to the  extent  that any such loss, claim,  damage,  liability or expense arises out of, or is based upon, any untrue  statement or alleged  untrue  statement or omission or alleged  omission made in reliance upon and in conformity  with written  information  furnished to the Company by or on behalf of such Holder (or its related  Indemnified  Holder)
specifically for use therein.  The foregoing  indemnity agreement is in addition to any liability which the Company may otherwise have.

               (b) Each Holder,  severally and not jointly,  agrees to indemnify and hold harmless the Company,  its directors,  officers and employees and each person,  if any, who controls the Company  within the meaning of the  Securities  Act or the  Exchange Act to the same extent as the foregoing  indemnity  from the Company to each such  Holder,  but only
          with  reference  to  written  information   relating  to  such  Holder
          furnished  to the Company by or on behalf of such Holder  specifically for inclusion in the documents referred to in the foregoing indemnity.
          This  indemnity  agreement  set  forth  in this  Section  shall  be in addition to any liabilities  which any such Holder may otherwise have.
          In no event shall any Holder,  its  directors,  officers or any person who controls  such Holder be liable or  responsible  for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf  Registration  Statement  exceeds  (i) the amount paid by such
          Holder for such Transfer Restricted  Securities and (ii) the amount of any damages that such Holder,  its  directors,  officers or any person who controls such Holder has otherwise  been required to pay by reason of such  untrue or alleged  untrue  statement  or  omission or alleged omission.

               (c) Promptly  after  receipt by an  indemnified  party under this
          Section 6 of notice of any claim or the  commencement  of any  action, the  indemnified  party shall,  if a claim in respect thereof is to be made against the  indemnifying  party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability  which it may have under this Section 6 except to the extent it has been materially  prejudiced by such failure and, provided, further, that the failure to notify the indemnifying  party shall not relieve it from any  liability  which it may have to an indemnified  party otherwise than under this Section 6.
          If any such claim or action  shall be brought  against an  indemnified party,  and it  shall  notify  the  indemnifying  party  thereof,  the indemnifying  party shall be entitled to  participate  therein and, to the extent that it wishes,  jointly with any other similarly  notified indemnifying  party,  to  assume  the  defense  thereof  with  counsel
          satisfactory  to  the  indemnified   party.   After  notice  from  the
          indemnifying  party to the indemnified party of its election to assume the defense of such claim or action,  the indemnifying party shall not be liable to the indemnified  party under this Section 6 for any legal or other expenses  subsequently  incurred by the indemnified  party in connection  with the defense  thereof other than  reasonable  costs of investigation;  provided,  however,  that the  Holders  shall have the right to employ a single counsel to represent  jointly the Holders and their officers,  employees and controlling  persons who may be subject to  liability  arising out of any claim in respect of which  indemnity may be sought by the Holders  against the Company under this Section 6 if the  Holders  seeking  indemnification  shall have been  advised by legal counsel that there may be one or more legal  defenses  available
          to  such  Holders  and  their  respective   officers,   employees  and
          controlling  persons that are  different  from or  additional to those available to the Company,  and in that event, the fees and expenses of such separate  counsel shall be paid by the Company.  No  indemnifying party shall:

                    (i) without  the prior  written  consent of the  indemnified parties (which consent shall not be unreasonably withheld) settle or  compromise  or  consent  to the  entry of any  judgment  with respect  to any  pending or  threatened  claim,  action,  suit or proceeding in respect of which  indemnification  or  contribution may be sought hereunder  (whether or not the indemnified  parties are actual or potential parties to such claim or action),  unless such settlement,  compromise or consent includes an unconditional release of each indemnified  party from all liability arising out of such claim, action, suit or proceeding, or

                    (ii)  be  liable  for  any  settlement  of any  such  action effected  without its written consent (which consent shall not be unreasonably  withheld),  but if settled with its written consent or if there be a final  judgment  for the  plaintiff  in any such action,  the  indemnifying  party  agrees to  indemnify  and hold harmless  any  indemnified  party  from and  against  any loss of liability by reason of such settlement or judgment.

          (d) The indemnifying  party under this Section shall not be liable for any  settlement of any  proceeding  effected  without its written  consent, which shall not be withheld unreasonably,  but if settled with such consent or if there is a final judgment for the plaintiff,  the indemnifying  party agrees to indemnify the indemnified party against any loss, claim,  damage,
     liability   or  expense  by  reason  of  such   settlement   or   judgment.
     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have  requested an  indemnifying  party to reimburse the  indemnified party for fees and  expenses  of counsel as  contemplated  by Section  6(c)
     hereof,  the  indemnifying  party  agrees  that it shall be liable  for any settlement of any proceeding  effected  without its written  consent if (i)
     such  settlement  is entered  into more than 30 days after  receipt by such indemnifying  party of the  aforesaid  request  and (ii) such  indemnifying party shall not have  reimbursed the  indemnified  party in accordance with such request prior to the date of such  settlement.  No indemnifying  party shall,  without the prior written consent of the indemnified party,  effect any  settlement,  compromise  or  consent to the entry of  judgment  in any pending or  threatened  action,  suit or proceeding in respect of which any indemnified  party is or could have been a party and indemnity was or could
     have  been  sought  hereunder  by  such  indemnified  party,   unless  such
     settlement,  compromise or consent (x) includes an unconditional release of such  indemnified  party from all  liability on claims that are the subject matter  of such  action,  suit or  proceeding  and (y) does not  include  a statement as to or an admission of fault,  culpability  or a failure to act by or on behalf of any indemnified party.

          (e) If the  indemnification  provided  for in this Section 6 shall for any reason be unavailable or  insufficient  to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss,  claim,  damage or liability  (or  action  in  respect  thereof)  referred  to  therein,  each indemnifying  party shall, in lieu of indemnifying such indemnified  party, contribute  to the amount  paid or payable by such  indemnified  party as a result of such  loss,  claim,  damage or  liability  (or  action in respect thereof):

                    (i) in such  proportion  as is  appropriate  to reflect  the relative  benefits  received by the Company from the offering and sale of the Transfer Restricted  Securities on the one hand and a
               Holder with  respect to the sale by such  Holder of the  Transfer
               Restricted Securities on the other, or

                    (ii) if the allocation  provided by Section (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative  benefits referred to in Section
               6(d)(i)  but also the  relative  fault of the  Company on the one hand  and  the  Holders  on the  other  in  connection  with  the
               statements   or  omissions  or  alleged   statements  or  alleged
               omissions that resulted in such loss, claim,  damage or liability
               (or action in  respect  thereof),  as well as any other  relevant equitable considerations.

The  relative  benefits  received by the Company on the one hand and a Holder on the other with  respect to such  offering and such sale shall be deemed to be in the  same  proportion  as the  total  net  proceeds  from  the  offering  of the
Debentures  purchased under the Purchase  Agreement (before deducting  expenses)
received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer  Restricted  Securities  on the other.  The relative  fault of the parties  shall be  determined by reference to whether  the  untrue or  alleged  untrue  statement  of a  material  fact or the omission or alleged  omission to state a material  fact  relates to  information supplied by the Company on the one hand or the Holders on the other,  the intent of  the  parties  and  their  relative  knowledge,  access  to  information  and opportunity  to correct or prevent such  statement or omission.  The Company and each  Holder  agree  that it would not be just and  equitable  if the  amount of contribution  pursuant  to  this  Section  6(d)  were  determined  by  pro  rata allocation or by any other method of allocation  that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d).

     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability,  or action in respect thereof,  referred to above in this  Section 6 shall be deemed to include,  for purposes of this Section 6, any legal  or  other  expenses  reasonably  incurred  by such  indemnified  party in connection  with  investigating  or  defending  or  preparing to defend any such action or claim.

     Notwithstanding  the  provisions  of this  Section  6, no  Holder  shall be required  to  contribute  any  amount in excess of the amount by which the total price at which the Transfer  Restricted  Securities  purchased by it were resold exceeds the amount of any damages which such Holder has otherwise  been required to pay by reason of any  untrue or  alleged  untrue  statement  or  omission  or alleged omission. No Person guilty of fraudulent  misrepresentation  (within the
meaning  of  Section  11(f)  of  the  Securities   Act)  shall  be  entitled  to
contribution   from  any  Person   who  was  not   guilty  of  such   fraudulent
misrepresentation.  The Holders'  obligations  to contribute as provided in this
Section 6(d) are several and not joint.

          (f) The  provisions  of this  Section 6 shall remain in full force and effect,  regardless of any investigation made by or on behalf of any Holder or the Company or any of the  officers,  directors or  controlling  persons referred to in Section 6 hereof,  and will  survive the sale by a Holder of
     Transfer Restricted Securities.

     7. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer  Restricted  Securities remain outstanding and during any period in which the Company  (i) is not subject to Section 13 or 15(d) of the  Exchange
Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted  Securities in connection with any sale thereof and any prospective  purchaser of such Transfer Restricted  Securities designated by such Holder or beneficial  owner,  the  information  required by Rule 144A(d)(4)
under the Securities Act in order to permit resales of such Transfer  Restricted
Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange  Act, to make all filings  required  thereby in a timely  manner in order to permit resales of such Transfer Restricted  Securities pursuant to Rule
144.

     8.  No   Participation  In  Underwritten   Registrations.   No  Holder  may
participate in any Underwritten Registration hereunder.

     9. Miscellaneous.

          (a) Remedies.  The Company acknowledges and agrees that any failure by the  Company  to comply  with its  obligations  under  Section 2 hereof may result in  material  irreparable  injury to the Initial  Purchasers  or the
     Holders for which there is no adequate  remedy at law,  that it will not be possible to measure damages for such injuries  precisely,  and that, in the event of any such failure,  the Initial Purchasers or any Holder may obtain such  relief as may be  required  to  specifically  enforce  the  Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific  performance  that a remedy at law would be adequate.

          (b) Actions  Affecting  Transfer  Restricted  Securities.  The Company
     shall not,  directly or  indirectly,  take any action  with  respect to the
     Transfer  Restricted  Securities as a class that would adversely affect the ability of the Holders of Transfer  Restricted  Securities  to include such
     Transfer  Restricted  Securities in a registration  undertaken  pursuant to this Agreement.

          (c) No  Inconsistent  Agreements.  The Company has not, as of the date hereof,  entered  into,  nor shall it, on or after the date  hereof,  enter into,  any agreement with respect to its  securities  that is  inconsistent with the rights  granted  to the  Holders in this  Agreement  or  otherwise conflicts with the provisions  hereof.  In addition,  the Company shall not grant to any of its  securityholders  (other  than the  Holders of Transfer
     Restricted  Securities  in such  capacity)  the right to include any of its securities  in the  Shelf  Registration  Statement  provided  for  in  this
     Agreement other than the Transfer Restricted Securities.

          (d)  Amendments  and  Waivers.  This  Agreement  may  not be  amended, modified or supplemented, and waivers or consents to or departures from the provisions  hereof may not be given,  unless the Company has  obtained  the written  consent of a Majority of  Holders;  provided,  however,  that with respect to any matter that  directly or  indirectly  adversely  affects the rights of any Initial  Purchaser  hereunder,  the Company  shall obtain the
     written  consent  of  each  such  Initial   Purchaser  against  which  such
     amendment, qualification, supplement, waiver or consent is to be effective.
     Notwithstanding the foregoing (except the foregoing  proviso),  a waiver or consent to depart from the  provisions  hereof,  with  respect to a matter, which relates  exclusively  to the rights of Holders whose  securities  are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority  Holders,  determined  on the basis of  Debentures  being sold rather than registered under such Shelf Registration Statement.

          (e)  Notices.  All notices and other  communications  provided  for or permitted hereunder shall be made in writing by hand delivery,  first class mail (registered or certified, return receipt requested),  telex, facsimile transmission, or air courier guaranteeing overnight delivery:

               (i) if to a Holder,  at the  address  set forth on the records of the registrar  under the Indenture or the transfer agent of the Common
          Stock, as the case may be; and

               (ii) if to the Company, initially at its address set forth in the
          Purchase Agreement,

     All such  notices  and  communications  shall be  deemed  to have been duly given:  at the time  delivered by hand, if personally  delivered;  five Business
Days after  being  deposited  in the mail,  postage  prepaid,  if  mailed;  when answered  back,  if  telexed;  when  receipt  acknowledged,  if  transmitted  by facsimile;  and on the next Business Day, if timely  delivered to an air courier guaranteeing overnight delivery.

     Any party  hereto may change the address for receipt of  communications  by giving written notice to the others.

          (f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the  successors  and assigns of each of the parties,
     including   without   limitation  and  without  the  need  for  an  express
     assignment,  subsequent  Holders of  Transfer  Restricted  Securities.  The
     Company hereby agrees to extend the benefit of this Agreement to any Holder and any  such  Holder  may  specifically  enforce  the  provisions  of this
     Agreement as if an original party hereto.

          (g)  Counterparts.  This  Agreement  may be  executed in any number of counterparts  and by the parties hereto in separate  counterparts,  each of which when so executed  shall be deemed to be an original  and all of which taken together shall constitute one and the same agreement.

          (h) Debentures Held by the Company or Their  Affiliates.  Whenever the
     consent or  approval  of  Holders of a  specified  percentage  of  Transfer
     Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its  Affiliates  (other than  subsequent  Holders if such  subsequent  Holders are deemed to be  Affiliates  solely by reason of their  holding of such  Debentures)  shall not be  counted  in  determining whether such consent or approval was given by the Holders of such  required percentage.

          (i) Headings.  The headings in this  Agreement are for  convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law. This  Agreement  shall be governed by and construed in accordance with the law of the State of New York.

          (k)  Severability.  If any  one or more  of the  provisions  contained herein, or the application  thereof in any  circumstance,  is held invalid, illegal or unenforceable,  the validity, legality and enforceability of any such  provision  in every  other  respect and of the  remaining  provisions contained  herein  shall not be  affected  or  impaired  thereby,  it being intended  that all of the rights and  privileges  of the  parties  shall be enforceable to the fullest extent permitted by law.

          (l) Entire  Agreement.  This Agreement is intended by the parties as a final  expression  of their  agreement  and  intended to be a complete  and exclusive  statement  of the  agreement  and  understanding  of the parties hereto in respect of the  subject  matter  contained  herein.  There are no restrictions,  promises,  warranties or undertakings,  other than those set forth or referred to herein with respect to the registration rights granted by the Company  with respect to the Transfer  Restricted  Securities.  This
     Agreement  supersedes all prior agreements and  understandings  between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         SIERRA HEALTH SERVICES, INC.

                                         By
                                           -------------------------------------
                                            Name:
                                            Title:

                                         BANC OF AMERICA SECURITIES LLC
                                         Acting as Representative of the several
                                         Initial Purchasers

                                         By: BANC OF AMERICA SECURITIES LLC

                                         By
                                           -------------------------------------
                                            Authorized Representative